Exhibit 99.1

diaDexus, Inc. Expands Loan Facility with Comerica to $10 Million

SOUTH SAN FRANCISCO, Calif., October 22, 2013 — diaDexus, Inc. (OTCQB:DDXS), a company developing and commercializing proprietary cardiovascular diagnostic products, today announced that it has amended its agreement with Comerica Bank to expand its existing loan facility from $5 million to $10 million. The loan will start to amortize on January 1, 2014 over 36 months on a 42-month basis, with monthly interest payments at a fixed 6.45 percent interest rate, equal principal payments and an increased balloon payment of principal on the maturity date. In conjunction with this loan expansion, diaDexus issued a warrant to Comerica to purchase 95,685 shares of its common stock.

“Our base business is strong, with most cardiovascular specialty labs in the U.S. offering the PLAC® Test, and we’re now planning for long-term growth focused on pipeline development and product expansion,” said Brian Ward, Ph.D., diaDexus’ president and chief executive officer. “This loan facility will support the identification, licensing and development of product pipeline opportunities and help us to prepare for the potential submission for clearance by the Food and Drug Administration of the PLAC Test for Lp-PLA2 Activity in 2014.”

“diaDexus has continued to make great strides with 12 consecutive quarters of year-over-year revenue growth driven by expanding the adoption of the PLAC Test, which has the potential to help physicians reduce the risk of cardiovascular disease for their patients,” said Jeff Chapman, senior vice president and head of Life Sciences at Comerica. “This loan will contribute to the growth of diaDexus’ sales and product pipeline.”

About Comerica Bank’s Technology and Life Sciences Division

Comerica Bank’s Technology and Life Sciences Division is one of the nation’s leading technology banking practices, offering a wide range of financial services tailored to corporate customers, entrepreneurs and professionals. Veteran bankers provide credit and financial services and products to young, growing, professionally backed technology and life sciences companies, as well as their more mature counterparts. The Technology and Life Sciences Division serves all major U.S. technology centers from offices coast-to-coast and its headquarters in Palo Alto, California. Comerica Bank is a subsidiary of Comerica Incorporated (NYSE:CMA), a financial services company that is among the 25 largest U.S. banking companies. For more information, visit www.comerica.com.

About diaDexus, Inc.

diaDexus, Inc., based in South San Francisco, California, develops and commercializes proprietary cardiovascular diagnostic products addressing unmet needs in cardiovascular disease. The company’s PLAC® Test ELISA Kit is the only blood test cleared by the FDA to aid in predicting risk for both coronary heart disease and ischemic stroke associated with atherosclerosis, the #1 and #3 causes of death, respectively, in the United States. The company’s PLAC® Test for Lp-PLA2 Activity, a CE-marked test, is an indicator of atherosclerotic cardiovascular disease, the #1 cause of death in Europe. diaDexus is ISO 13485 certified and is manufacturing the PLAC Test for Lp-PLA2 Activity on-site. For more information, please visit the company’s website at www.diaDexus.com.

Forward-Looking Statements

This release contains forward-looking statements based on current expectations and assumptions and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to diaDexus that could cause actual results to differ materially from those expressed in such forward-looking statements include the timing of the submission for clearance of the PLAC® Test for Lp-PLA2 Activity Test to the Food and Drug Administration, the potential for continued growth in revenues and the potential for expanding the diaDexus pipeline and products. Additional factors that could cause diaDexus’ results to differ materially from those described in the forward-looking statements can be found in diaDexus’ most recent quarterly report on Form 10-Q and other reports filed with the Securities and Exchange Commission, and available at the SEC’s web site at www.sec.gov. The information set forth herein speaks only as of the date hereof, and except as required by law, diaDexus disclaims any intention and does not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

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Company Contacts:

diaDexus, Inc.

Brian E. Ward, Ph.D., CEO

Jean-Frédéric Viret, Ph.D., CFO

650-246-6400

investors.diadexus.com

Media and Investors:

BrewLife

Joey Fleury

415-946-1090

jfleury@brewlife.com